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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                            TALLEY INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                            [TALLEY INDUSTRIES LOGO]
                                              2702 North 44th Street, Suite 100A
                                                          Phoenix, Arizona 85008
                                                                  (602) 957-7711

                                                                  April 11, 1997


                            IMPORTANT PROXY MATERIAL

Dear Fellow Talley Stockholder:


The enclosed proxy material includes proposals offered for a stockholder vote by a group of four dissident Talley stockholders led by Saad Alissa. Talley's management and directors believe that these proposals, as well as Mr. Alissa's nomination of three hand-picked directors, are not in the best interest of a majority of the Company's stockholders. TALLEY'S MANAGEMENT AND DIRECTORS URGE YOU TO VOTE FOR YOUR CONTINUING DIRECTORS, MESSRS. FOSTER, HOOPES AND MALLENDER AND AGAINST MR. ALISSA'S PROPOSALS.


                       ALISSA DOES NOT UNDERSTAND TALLEY

Many of Mr. Alissa's suggestions are, in our view, reckless and irresponsible, and reveal a basic lack of understanding about the Company. They raise serious questions about Mr. Alissa's ability to provide responsible stewardship of the Company's assets.

- Mr. Alissa proposed that the Company use the proceeds of the TRW settlement to buy back stock in a Company self-tender offer. He ignored the fact, however, that our debt covenants -- which are a matter of public record -- would not have permitted this. Even if this buy-back had not been prohibited by the Company's debt covenants, it could have effectively required the virtual liquidation of the Company's assets. IS MR. ALISSA REALLY THAT IGNORANT OF THE COMPANY'S FINANCIAL POSITION AND THE CLEAR COVENANT PROVISIONS IN THE COMPANY'S PUBLIC DEBT? OR IS THERE SOMETHING HE'S JUST NOT TELLING US?


- Mr. Alissa has requested that management sell "non-core" businesses. Yet despite repeated requests by management to elaborate on this proposal, Mr. Alissa has never defined "non-core," or specified which businesses he thought should be sold.


                        ALISSA'S ACTIONS BELIE HIS WORDS

- It is disingenuous for Mr. Alissa to suggest that he has been a long-suffering Talley stockholder. SINCE AUGUST OF 1994, THE SAME TIME THAT HE HAS BEEN COMPLAINING ABOUT TALLEY'S MANAGEMENT, MR. ALISSA MORE THAN DOUBLED HIS HOLDINGS OF TALLEY STOCK.

- When Mr. Alissa nominated his investment adviser, William Danzell, to the Board last year, he did not even bother to appear at the annual meeting to present his candidate to stockholders.
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-   This year, Mr. Alissa offered three new nominees for Talley directorships, but not Mr. Danzell. Shouldn't we be asking why? Mr. Alissa also nominated three candidates this year, only to replace one of them a week later.

                 MANAGEMENT IS POISED TO BUILD ON ITS SUCCESSES

Mr. Alissa seeks to change the leadership whose achievements over the past year have been real and substantial. Over the past year, we:

-   Successfully concluded the TRW litigation, which yielded $156 million;

-   Disposed of virtually all of the Company's real estate holdings;

- Reduced the Company's debt by more than half and satisfied all outstanding preferred dividends;

-   Significantly improved the Company's liquidity and financial position.


We are now in a position to build on these successes. We are developing exciting new products for the automotive industry and are allying with industry leaders, who can help bring these products to the market. We also have solid growth opportunities in our niche markets for stainless steel bar and porcelain insulators. At the same time, we continue to seek opportunities to redeploy assets, as appropriate, such as the recent sale of our Canadian steel operations. We have also retained J.P. Morgan Securities Inc. to assist us in evaluating our strategic financial alternatives.


We are excited by the opportunities for Talley Industries. What the Company needs now is an experienced and steady management and board that know the Company, understand the challenges and opportunities facing the Company and can and will follow up with real and achievable programs to meet our goal of increasing returns and stockholder value.

The Company does not need Mr. Alissa and his associates. They have made it clear, in our judgment, that they cannot and will not develop and implement strategies to build value for ALL stockholders. TALLEY'S MANAGEMENT AND DIRECTORS URGE YOU TO VOTE FOR MANAGEMENT'S SLATE OF DIRECTORS AND AGAINST ALL OF MR. ALISSA'S PROPOSALS.

Sincerely,

/s/ WILLIAM H. MALLENDER

William H. Mallender
Chairman of the Board
Talley Industries, Inc.
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                             IMPORTANT INFORMATION

Regardless of how many shares you own, your vote is important.


- If you are a registered stockholder or a participant in the Talley Savings Plus plan, simply sign, date and mail the enclosed WHITE proxy card today in the postage paid envelope provided.


- If your shares are held in the name of a bank or broker, only that bank or broker can vote your shares upon receipt of your specific instructions.

- If you have already voted a proxy card solicited by "SCREAM" prior to receiving management's WHITE proxy, you have every right to change your vote by signing and mailing the enclosed WHITE proxy card in the postage paid envelope provided.

- The Board of Directors recommends that you vote FOR management's slate of Directors and AGAINST Alissa's proposals on the enclosed WHITE proxy card.

If you have any questions, or require assistance in voting your shares please call our proxy solicitors:

                                          Kissel-Blake Inc.
                                          110 Wall Street
                                          New York, NY 10005
                                          Toll Free: 800-554-7733
                                          Banks and Brokers call: (212) 344-6733
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                            [TALLEY INDUSTRIES LOGO]
                                              2702 North 44th Street, Suite 100A
                                                          Phoenix, Arizona 85008
                                                                  (602) 957-7711


                                                                  April 11, 1997



                               IMPORTANT BULLETIN


Dear Fellow Talley Employee:

     As many of you may know, a group of four dissident Talley stockholders led by Saad Alissa has nominated three individuals for your Board of Directors and has submitted proposals for a stockholder vote at the May 8 Annual Meeting of Stockholders. The Board of Directors and I believe that the Alissa group has its own agenda and wants to break up the Company. They are quick buck people, we think, and their objectives are not the same as those of the Company's stakeholders, including stockholders and employees.


     Mr. Alissa's actions and words lead us to our views about what he's up to. They also raise many concerns about his commitment to Talley and, most important, his ability to provide responsible stewardship of the Company's assets.


     Talley's management is committed to this Company. We are committed to completing the Company's turnaround and building on the major achievements of the past year, which included:

         - Successful conclusion of the TRW litigation, which yielded $156 million;

         - Disposition of virtually all of the Company's real estate holdings;

         - Reduction of the Company's debt by more than half;

         - Dramatic improvement in the Company's liquidity and financial position.

     We are developing innovative new products and focusing on solid growth opportunities in our businesses. Now that our 1996 accomplishments are in hand, we can and will invest the needed capital to make the most of these opportunities.

     We will not let the Alissa group take unfair advantage of what you and I and everyone at Talley have worked to achieve. Mr. Alissa is a stockholder, and he will benefit from Talley's success like other stockholders. We will not tolerate any unequal benefits for him or his handpicked group.

     If you are a Talley stockholder, you will be receiving a copy of the Company's proxy statement, a proxy card and a letter providing more detail on this issue. Please read those materials carefully and support your management's successful program to rebuild the Company. VOTE FOR YOUR CONTINUING DIRECTORS, MESSRS. FOSTER, HOOPES AND MALLENDER AND AGAINST THE DISSIDENTS' PROPOSALS. In the meantime, we ask that you not let the Alissa dissidents distract from our mutual efforts to strengthen and grow our businesses.

Sincerely,

/s/ WILLIAM H. MALLENDER

William H. Mallender
Chairman of the Board